UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2017

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Arapeen Drive

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Please send copies of all communications to:

Harvey J. Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 11, 2017, the Board of Directors of PolarityTE, Inc. (the “Company”) adopted an amended and restated Code of Conduct and Business Ethics. The Code of Conduct and Business Ethics was updated to improve language, appearance and style, including the use of defined terms, all of which are designed to enhance readers’ understanding of its provisions. The Code of Conduct and Business Ethics was also amended to remove language that the Company considered to be dated or duplicative and unnecessary. The amendment took effect upon adoption by the Board of Directors and did not result in any waiver, explicit or implicit, of any provision of the Company’s previous Code of Conduct and Business Ethics.

The updated Code of Conduct and Business Ethics will be made available on the Company’s website at www.polarityte.com on the “Governance” page in the “Investors” section as soon as practicable.

The foregoing description of the amendments to the Code of Conduct and Business Ethics does not purport to be complete and is qualified in its entirety by reference to Code of Business Conduct and Ethics of the Company, attached as Exhibit 14.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

14.1	PolarityTE, Inc. Code of Conduct and Business Ethics dated August 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: August 11, 2017	/s/ John Stetson
John Stetson
Chief Financial Officer